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                                                                    Exhibit 23.1


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-81208 on Form S-8 and No. 33-86652 on Form S-3 of our report dated March 9, 1998 appearing in this Annual Report on Form 10-KSB of The Harvey Entertainment Company for the year ended December 31, 1997.


/s/  DELOITTE & TOUCHE LLP
Los Angeles, California
April 14, 1998